Provident Energy to Report Third Quarter Results and Host Conference Call November 10, 2003

NEWS RELEASE NUMBER 27-03                                                  Nobember 4, 2003

CALGARY, ALBERTA - Provident Energy Trust (Provident) (TSX-PVE.UN; AMEX-PVX) will release third quarter results at approximately 7:00 a.m. MST/ 9:00 a.m. EST on Monday, November 10.

Provident senior management will discuss third quarter results on a conference call at 9:00 a.m. MST / 11:00 a.m. EST on Monday, November 10. The conference call may be accessed by dialing 416-695-5259 in the Toronto area and 1-800-446-4472 for all other areas of Canada and the United States. Please request the Provident conference call, reservation no. T458006C.  Please call in five to 10 minutes prior to the scheduled start time. A live webcast will also be available on Provident’s website at www.providentenergy.com.  A replay of the conference call will be available until December 10 on the Provident website and by dialing 416-695-5275 or 1-866-518-1010.

Provident Energy Trust is a Calgary-based, open-ended energy income trust that owns and manages an oil and gas production business and a midstream services business.  Provident’s energy portfolio is located in some of the more stable and predictable producing regions in Western Canada. Provident provides monthly cash distributions to its unitholders and trades on the Toronto Stock Exchange and the American Stock Exchange under the symbols PVE.UN and PVX, respectively.

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Investor and Media Contact:                                                     Corporate Head Office:
Jennifer Pierce, Senior Manager                                                700, 112 – 4th Avenue S.W.
Investor Relations and                                                               Calgary, Alberta  T2P 0H3
Communications                                                                       Phone: (403) 296-2233
Phone (403) 231-6736                                                             Toll Free: 1-800-587-6299
Email: info@providentenergy.com                                             Fax: (403) 261-6696
                                                                                                www.providentenergy.com